UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2019

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2019, the Board of Directors of Citigroup Inc. (Citi) appointed Mark A.L. Mason to be Citi Chief Financial Officer, effective February 23, 2019, which is the day following the anticipated filing date of Citi’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018. Mr. Mason will replace John C. Gerspach, who will retire as Citi Chief Financial Officer effective February 22, 2019, and will retire from Citi employment effective March 1, 2019. The Personnel and Compensation Committee of the Citi Board of Directors (the Compensation Committee) set Mr. Mason’s base salary rate at $500,000 per year effective February 23, 2019, consistent with the base salary rates of the executive officers who report to Citi CEO Michael L. Corbat.

Mr. Mason, age 49, is the executive responsible for Citi’s Comprehensive Capital Analysis and Review (CCAR) submission process and served as Chief Financial Officer of Citi’s Institutional Clients Group (ICG) from September 2014 through January 2019. He joined Citi in 2001 and has held several senior operational, strategic, and financial executive positions, including serving as CEO of Citi Holdings from December 2011 through May 2013. He also served as CEO of Citi Private Bank from June 2013 through September 2014.

Item 8.01. Other Events.

On February 14, 2019 (the Grant Date), the Compensation Committee approved incentive compensation awards for 2018 performance to Mr. Corbat and other senior executives. In determining executive incentive compensation awards for 2018, the Compensation Committee noted the solid operating performance of Citi in 2018. For 2018, Citi reported net income of $18.0 billion on revenues of $72.9 billion, compared to a net loss of $6.8 billion on revenues of $72.4 billion in 2017.1 Excluding the one-time impact of the Tax Cuts and Jobs Act (Tax Reform) in both periods, Citi’s net income increased 14% compared to the prior year.

In making the decision on CEO pay, the Compensation Committee also considered the steady progress made in 2018 towards reaching Citi’s financial goals, despite a more challenging revenue environment, including:

•	Earnings per share of $6.65 for 2018, up 25% from the prior year, compared to $5.33 per share for 2017, excluding the one-time impact of Tax Reform in both periods.
•	Revenue growth of 1% in 2018, including 3% underlying revenue growth in Global Consumer Banking (GCB) and ICG, excluding the impact of previously disclosed gains on sale in 2018 and 2017.[2]

1 Results in 2018 included a one-time benefit of $94 million, or $0.03 per share, due to the finalization of the provisional component of the impact based on Citi’s analysis as well as additional guidance received from the U.S. Treasury Department related to Tax Reform. Results in 2017 included a one-time, non-cash charge of $22.6 billion, or ($8.31) per share, related to the enactment of Tax Reform. Citi’s results of operations excluding the impact of Tax Reform are non-GAAP financial measures.

2 Citi’s reported revenues reflect the impact of previously disclosed gains on sale in 2018 (approximately $250 million in Latin America GCB) and 2017 (approximately $580 million in ICG) and are non-GAAP financial measures. Citi believes the presentation of its results of operations excluding the impact of gains on sales provides a meaningful depiction of the underlying fundamentals of its businesses.

•	Strong expense discipline, resulting in a 1% decrease in expenses and an improved operating efficiency ratio of 57%, even as Citi continued to make ongoing investments.
•	Positive operating leverage in 2018, which, when combined with continued credit discipline, resulted in an improvement in pretax earnings.
•	Citi received a non-objection from the Federal Reserve Board for the capital plan submitted as part of 2018 CCAR.
•	Citi returned $18.4 billion of capital to common shareholders through share repurchases and dividends in 2018, resulting in an 8% reduction in outstanding common shares.

In addition to Citi’s positive operating results, the Compensation Committee considered market levels of pay for the CEO role at peer institutions. Using Citi’s balanced scorecard approach to determining pay, the Compensation Committee also favorably assessed Mr. Corbat’s exceptional leadership in multiple critical areas, including enhancing our reputation, delivering value to clients, and continued progress towards Citi’s longer-term financial targets. Mr. Corbat’s qualitative achievements notably include Citi’s leadership in disclosing and taking steps to address gender and U.S. minority pay gaps.

The Compensation Committee determined that Mr. Corbat’s annual compensation for 2018 is $24 million, consisting of his previously established base salary of $1.5 million and a total incentive award of $22.5 million, which is a 4% increase over his 2017 annual compensation of $23 million. As in past years, the CEO total incentive award was delivered in a mix of cash, deferred stock awarded under Citi’s Capital Accumulation Program (CAP), and Performance Share Units (PSUs).

CEO Compensation for 2018
Element	Form	Amount
Base Salary	Cash	$1.5 million
Cash Incentive	Cash (30% of total incentive award)	$6.75 million
Deferred Incentive	Deferred Stock (35% of total incentive award) Vests ratably over 4 years subject to performance conditions	$7.875 million
	Performance Share Units (35% of total incentive award) Vest based on equally weighted return on tangible common equity and cumulative earnings per share performance over 3 years	$7.875 million
Total		$24 million

Consistent with prior years, the number of shares of deferred stock granted was determined by dividing the nominal amount awarded in deferred stock by the average of the closing prices of Citi common stock in the five business days immediately preceding the Grant Date ($62.428). The target number of PSUs was also determined by dividing the nominal amount awarded as PSUs by that five-day average price.

Additional information regarding Citi’s incentive compensation programs, including an explanation of the material elements of the compensation for 2018 awarded to Mr. Corbat and the other named executive officers, will be presented in Citi’s 2019 Proxy Statement, which is expected to be filed with the Securities and Exchange Commission in March 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: February 15, 2019
	By:	/s/ Rohan Weerasinghe
Name: Rohan Weerasinghe
Title: General Counsel and Corporate Secretary